UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 21, 2017

CBAK ENERGY TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-32898	86-0442833
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification No.)

BAK Industrial Park, Meigui Street
Huayuankou Economic Zone
Dalian, China, 116450
(Address, including zip code, of principal executive offices)

(86)(411)-3918-5985
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b -2 of this chapter).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On and effective August 21, 2017, the Board of Directors of CBAK Energy Technology, Inc. (the “Company”) appointed Mr. Wenwu Wang, who currently serves as the Company’s Interim Chief Financial Officer, as Chief Financial Officer of the Company on a permanent basis. Mr. Wang will continue to serve as the Company's principal accounting and financial officer.

Mr. Wang’s biographical information is incorporated herein by reference as set forth in the Company's annual report on Form 10-K filed on January 13, 2017.

There is no family relationship that exists between Mr. Wang and any directors or executive officers of the Company. In addition, there are no arrangements or understandings between Mr. Wang and any other persons pursuant to which he was selected as the permanent chief financial officer of the Company and there are no transactions between the Company and Mr. Wang that would require disclosure under Item 404(a) of Regulation S-K.

ITEM 8.01 OTHER EVENTS.

On and effective August 21, 2017, Mr. Yunfei Li resigned from his position as the Secretary of the Company. At the same time, the Board of Directors appointed Ms. Xiangyu Pei as the Secretary of the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CBAK ENERGY TECHNOLOGY, INC.

Date: August 25, 2017	By: /s/ Yunfei Li
Yunefei Li
Chief Executive Officer